UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
November 16, 2010
Date of report (Date of earliest event reported)
HUBBELL INCORPORATED
(exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
40 Waterview Drive, Shelton, Connecticut 06484-1000
(Address of Principal Executive Offices) (Zip Code)
(475) 882-4000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          On November 17, 2010, Hubbell Incorporated (the “Company”) issued and sold $300,000,000 aggregate principal amount of its 3.625% Senior Notes due 2022 (the “Notes”). The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-151206). The Notes were issued pursuant to an indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of November 17, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. A copy of the Base Indenture is set forth in Exhibit 4a of the Company’s Registration Statement on Form S-4 (No. 333-90754), filed on June 18, 2002, and is incorporated herein by reference. A copy of the Supplemental Indenture (including forms of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.
          The net proceeds from the offering of approximately $295 million, after deducting the underwriting discount and estimated offering expenses of approximately $500,000 payable by the Company, are being used to purchase any and all of the Company’s outstanding 6.375% Senior Notes due 2012 (the “2012 Notes”) validly tendered by holders and accepted by the Company pursuant to the Company’s cash tender offer (the “Tender Offer”) for the 2012 Notes, as described in the Company’s Offer to Purchase, dated November 8, 2010, and the related Letter of Transmittal. If any 2012 Notes remain outstanding following the Tender Offer, the Company intends to redeem them in accordance with their terms. The remaining portion of the net proceeds will be used for general corporate purposes.
          The Notes will bear interest at a rate of 3.625% per annum, which shall be payable semi-annually in arrears on each May 15 and November 15, beginning May 15, 2011. The Notes will mature on November 15, 2022.
          The Company may redeem all or part of the Notes at any time prior to maturity at the redemption prices set forth in the Supplemental Indenture.
          In the event of a change in control triggering event (as defined in the Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.
          The Notes rank (i) equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness and (iii) effectively subordinated in right of payment to all of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Companies secured obligations to the extent of the assets securing such obligations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The disclosures set forth in Item 1.01 pertaining to the Notes are hereby incorporated by reference herein.

Item 8.01	Other Events.
          On November 17, 2010, the Company announced the results of the Tender Offer. The Tender Offer expired at 5:00 p.m., New York City time, on November 16, 2010, with $81,875,000 in aggregate principal amount of the 2012 Notes validly tendered, not withdrawn and accepted by the Company for purchase.
          Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the results of the cash Tender Offer.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
1.1	Underwriting Agreement, dated November 8, 2010, by and among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 15, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (Exhibit 4a of the Company’s registration statement on Form S-4, dated and filed on June 18, 2002, is incorporated herein by reference).

4.2	Second Supplemental Indenture, dated as of November 17, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee, including the form of the Company’s 3.625% Senior Notes due 2022.

5.1	Opinion of Latham & Watkins LLP, dated November 17, 2010.

5.2	Opinion of Day Pitney LLP, dated November 17, 2010.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2).

99.1	Press Release of the Company, dated November 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ James H. Biggart, Jr.

Name:	James H. Biggart, Jr.
Title:	Vice President and Treasurer
Date: November 17, 2010

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